EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-27293 and 333-109235) of Kellogg Company of our report dated June 16, 2006 relating to the financial statements of Kellogg Company Savings and Investment Plan, which appears in this Form 11-K.
Battle Creek, Michigan
June 16, 2006